Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement No. 333-187632 on Form S-8 and Registration Statement No. 333-195389 on Form S-3 of our reports dated February 25, 2015, relating to the financial statements of Orchid Island Capital, Inc. appearing in this Annual Report on Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
February 25, 2015	Certified Public Accountants